Exhibit 99.1

Power REIT Acquires Property for Greenhouse Cannabis Cultivation in Highly Accretive Transaction

Old Bethpage, New York, January 4, 2020 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”) today announced that it acquired two properties with a total of 4.21 acres in Crowley County, Colorado (the “Property”) through a wholly owned subsidiary (“PropCo”). The Property is strategically located in a part of southern Colorado that offers a very favorable business setting and climate for greenhouse cultivation.

As part of the transaction, Power REIT has agreed to fund the immediate construction of an approximately 21,732 square foot greenhouse and processing facility for approximately $1.84 million including the land acquisition cost.

Concurrent with the acquisition, PropCo entered into a 20-year “triple-net” lease with The Grail Project LLC (“Grail Project”) which will operate a cannabis cultivation facility. The lease requires Grail Project to pay all property related expenses including maintenance, insurance and taxes. After the initial 20-year term, Grail Projects’ lease provides four, five-year renewal options. The lease also has a personal guarantee from the owner of Grail Project.

The lease requires Grail Project to maintain a medical marijuana license and to operate in accordance with all Colorado and municipal regulations and prohibits retail sales of its products from the property. The lease is structured to provide straight-line annual rent of approximately $350,000 which represents an unleveraged CORE FFO yield of approximately 19% on the invested capital. The transaction increases Power REIT’s CORE FFO on a run rate basis by approximately $0.18 per share.

David Lesser, Power REIT’s Chairman and CEO, commented, “We continue to deploy capital on a highly accretive basis and in a manner that supports our investment thesis of investing in sustainable greenhouse properties. We remain enthusiastic about expanding our greenhouse portfolio in Colorado, which should compete favorably with indoor cultivation facilities, while providing real estate for Gail Project to grow high quality cannabis at a competitive cost.”

FFO ASSUMPTIONS

The acquisition described above is immediately accretive to CORE FFO by adding approximately $350,000 of straight-line rent that translates to incremental CORE FFO of approximately $0.18 per share per annum on a run rate basis. Omitting any future acquisition or financing activity, this transaction along with the other recently announced transactions should increase CORE FFO per share to approximately $2.35 per year on an annualized run rate basis which compares to $0.56 per share prior to embarking on our updated business plan in July 2019.

Project Grail owner Andrew Duvall, commented “My team and I are excited about the opportunity to work and grow with Power REIT. We currently operate two indoor cultivation facilities and a retail dispensary in Colorado. We look forward to moving into our new Greenhouse to take our company to the next level. Coming from craft indoor cannabis cultivation, greenhouses did not appeal much to me. When I toured some of Power REIT’s greenhouse properties, my preconceived notions disappeared and I could see the true potential for our new brand to grow. The cost of production will be substantially lower than indoor cultivation and we are confident we can grow high quality cannabis flower that is competitive with our indoor cultivation. I look forward to growing with Power REIT as this is just the first phase of many.”

Mr. Lesser, concluded “Since embarking on our new business plan focused on Controlled Environment Agriculture properties in July 2019, Power REIT has now demonstrated dramatic growth in CORE FFO. Our CORE FFO per share for the second quarter of 2019 was $0.13 and we are now offering guidance that our run rate CORE FFO is $0.59 per share per quarter assuming no additional transactions beyond what has now been announced. This represents 354% growth in about a year and a half. Given Power REIT’s relatively small size and the attractive investment yields that we are generating through CEA property acquisitions positions us for continued dramatic growth. We recently announced a Rights Offering that should provide capital to continue to invest on a highly accretive basis designed to continue this dramatic growth trajectory. Power REIT has an attractive investment value proposition - we currently trade at a lower multiple than typical REITs and with a clear path to growth that far exceeds the REIT market in general. I believe this represents a compelling opportunity for investment that should generate attractive risk adjusted returns.”

UPDATED INVESTOR PRESENTATION

Power REIT has posted an updated investor presentation which is available using the following link:

https://www.pwreit.com/investors

Statement on Sustainability

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture (CEA Facilities), Renewable Energy and Transportation.

CEA Facilities, such as greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. CEA facilities use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s.

Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 home on a carbon free basis.

Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

About Power REIT

Power REIT is a real estate investment trust (REIT) that owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture.

Additional information about Power REIT can be found on its website: www.pwreit.com

Cautionary Statement about Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONACT:

David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road Old Bethpage, NY 11804
www.pwreit.com